CODE OF ETHICS
                                       FOR
                     CENTURY MANAGEMENT AND CM FUND ADVISERS

                       AMENDED EFFECTIVE NOVEMBER 22, 2006


      The following Code of Ethics has been adopted by Van Den Berg Management, Inc. d/b/a Century Management and CM Fund Advisers (the "Adviser"), a registered investment adviser and a California corporation. The Adviser provides investment advisory services for the CM Advisers Fund, and the CM Fixed Income Fund ("Funds"), which are series of the CM Advisers Family of Funds ("Trust"). The Adviser also provides investment advisory services for separate account clients.

      This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Adviser reflect high standards and comply with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and Rule 17j-1 thereunder.

I.    DEFINITIONS

      A. "Access Person" means any director, trustee, officer, general partner, managing member, or Advisory Person (as defined below) of the Advisor.

      B. "Advisory Person" means (1) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by Clients (as defined below), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to Clients with regard to the purchase or sale of a security. This term includes any Portfolio Manager or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

            (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

            (2)   a  single   instance  of   obtaining   knowledge   of  current
                  recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

      C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

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      D.    "Century  Mutual  Fund"  means any  registered  open-end  investment company managed by the Advisor or any affiliate of the Advisor.

      E. "Client" means each investment advisory client of the Adviser including, without limitation, the Fund.

      F. "Compliance Officer" means, with respect to the Adviser, the Adviser's Chief Compliance Officer (Dave Swann). The Compliance Officer shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics and the Trust's Code of Ethics, as herein after defined, with respect to all Access Persons; (b) report at least quarterly to the Review Officer all violations of this Code of Ethics or the Trust's Code of Ethics that occurred during the past quarter; (c) report at least annually to the Board of Trustees of the Trust the information listed in
            Section VI.D. below; and (d) perform such other duties as set forth herein. The Compliance Officer by nature of his position is considered an Access Person. The Compliance Officer is required to submit reports of all personal securities holdings, securities transaction reports and a certification that no other outside accounts holding securities exist to the Adviser's President [Arnold Van Den Berg] or to the Chief Financial Officer [James Brilliant] no later than 30 days following the end of each calendar quarter. The signature of Advisers President or Vice President shall evidence the review of such reports of the Compliance Officer.

      G. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

      H. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) such other securities as may be excepted under the provisions of Rule 17j-1.

      I. "Investment Committee" means the Adviser's committee of portfolio managers that make investment management decisions for client accounts. As of March 2005, the Investment Committee includes Arnold Van Den Berg and Jim Brilliant.

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

      J. "Investment Personnel" means: (1) any employee of the Adviser (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Clients (including, without limitation, any Portfolio Manager (defined below)); and (2) any natural person who controls the Adviser and who obtains information concerning recommendations made to Clients regarding the purchase or sale of securities.

      K. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, other than Century Mutual Funds, or (d) other securities as may be excepted under the provisions of Rule 17j-1

      L. "Portfolio Manager" means an employee of the Adviser who is primarily responsible for the day-to-day management of Client portfolios.

      M. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

      N. "Review Officer" means the Trust Review Officer with respect to the Trust's Code of Ethics.

      O. "Trust's Code of Ethics" means that certain code of ethics of the Trust, as amended from time to time.

      P. The Assistant Secretary and Assistant Treasurer of the Trust as designated by the Board of Trustees, shall also be construed as Access Persons although they are not otherwise associated with the Adviser of the Trust. Transaction reports by the Assistant Treasurer and Assistant Secretary will be reviewed by John Splain or one of the other registered principals of the Administrator. A quarterly certification will be provided to the Trustees stating that the transaction reports of the Assistant Secretary and Assistant Treasurer have been reviewed. This certification shall list any violations that occurred with regard to personal trading by the Assistant Secretary and Assistant Treasurer. The security transaction reports for the Assistant Secretary and Assistant Treasurer shall be delivered and reviewed within 30 calendar days after the close of each quarter.

      Q.    A  "Limited   Offering"  means  an  offering  that  is  exempt  from
            registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

      R. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

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

      S. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by a Client; or (b) is or has been considered by the Adviser for purchase by a Client; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause
            (1) above.

II.   LEGAL REQUIREMENT

      Rule 17j-l under the Investment Company Act makes it unlawful for the Adviser, as investment adviser of the Fund, or any affiliated person of the Adviser in connection with the purchase and sale by such person of a security held or to be acquired by the Fund:

      A.    To employ any device, scheme or artifice to defraud the Fund;

      B. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      D.    To engage in any manipulative practice with respect to the Fund.

      To assure compliance with these restrictions, the Adviser adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III.  GENERAL PRINCIPLES

      The Adviser and each of its Access Persons shall be governed by the following principles:

      A. The interests of Clients are paramount and come before the interests of any Access Person or employee of the Adviser;

      B. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above or Rule 204A-1;

      C. Personal investing activities of all Access Persons shall be conducted consistent with the Code of Ethics and in a manner that shall avoid actual or potential conflicts of interest with Clients or any abuse of an individual's position of trust and responsibility; and

      D.    Investment Personnel shall not use such positions, or any investment
            opportunities   presented  by  virtue  of  such  positions,  to  the
            detriment of Clients.

      E. Directors, officers, and employees of the Adviser shall comply with applicable federal securities laws.

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

IV. SUBSTANTIVE RESTRICTIONS

      A. Centralized Custody, Management and Trading. Access Persons are required to custody their securities account or accounts at a custodian approved by Adviser. The following custodians have been approved by Adviser: Charles Schwab, Fidelity Investments, Wachovia and T.D. Waterhouse. Access Persons securities account or accounts must be linked under the Adviser's master custody account. In addition, Access Persons with accounts that have securities other than mutual funds are required to engage the Adviser to manage the Access Person's account, unless the Access Person receives approval from the CCO. Accordingly, trades for Access Person accounts will be made through the Adviser's trading desk pursuant to the Adviser's management of the account.

                  NOTE: On a case-by-case basis, the CCO may make exceptions from the custody requirement or the requirement that an Access Person account be managed by the Adviser.

      B. Blackout Periods. The price paid or received by any Client for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

            (1) Managed Accounts. As noted above, Access Persons with accounts that hold securities other than mutual funds are generally required to be custodied at an approved custodian and managed by the Adviser. These "Managed Access Person Accounts" may be managed by the Adviser in a manner similar to other Client accounts. Accordingly, Managed Access Person Accounts are not subject to a blackout period. However, in trading these Managed Access Person Accounts, the Adviser's trader (the "Trader") shall observe the following guidelines:

                  (a) If the Adviser completes purchase orders for a Covered Security for non-Access Person Client accounts pursuant to a given instruction of the Adviser's Investment Committee (so that the Adviser does not at that time intend to purchase any more of the security for non-Access Person Client accounts), then the Adviser may purchase the Covered Security for Managed Access Person Accounts. (This policy is designed to permit Managed Access Person Accounts to purchase Covered Securities after purchases of the same security for regular Client accounts are completed).

                  (b) If the Adviser completes sell orders for a Covered Security for non-Access Person Client accounts pursuant to a given instruction of the Adviser's Investment Committee (so that the Adviser does not at that time intend to sell any more of the security for non-Access Person Client accounts), then the Adviser may sell the Covered Security for Managed Access Person Accounts. (This policy is designed to permit Managed Access Person Accounts to sell Covered Securities after sales of the same security for Client accounts are completed).

            (2) Other Access Person Accounts. In the event that the CCO approves an exception to the general rule that Access Person accounts with securities other than mutual funds must be managed by the Adviser, then these accounts ("Exception Accounts") would be subject to blackout restrictions. Specifically, an Access Person with an Exception Account would be prohibited from buying or selling a Covered Security for an Access Person account within 3 business days before or after a Client trades in the Covered Security, unless the Access Person receives written approval from the CCO. In order to approve an exception to the blackout restriction in this paragraph, the CCO must determine that, in light of the nature of the investment and the market for such investment, the order will not affect the price paid or received by any Client account for the subject Covered Security.

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

      *     The  following  is  an  exception  from  the  blackout   restriction
            described above for Exception Accounts:

      The Trader may include Access Person accounts in broker-specific, bunched purchase or sell orders with Client accounts if the trade is placed through the Adviser's trading desk in a bunched order that is consistent with the Adviser's "Guidelines and Procedures with Regard to the Bunching of Securities Transactions" (the "Bunched Trade Guidelines"). Broker-specific bunched orders will be placed by the Trader so that, over time, no group of accounts is systematically advantaged or disadvantaged by the timing of the executions. If an entire bunched order is not filled, then the Trader will allocate the fills in accordance with Section 5 of the Adviser's Bunched Trade Guidelines, which provides, among other things, that (i) prices of trades for broker-specific bunched orders are averaged and accounts in the same order receive the same price; (ii) commissions for accounts in a broker-specific bunched order are charged in accordance with the broker's policy, provided that if the bunched order receives a single commission then the commission will be paid pro rata by all accounts; and (iii) if a broker-specific bunched order is only partially filled, Access Person accounts are the last to receive shares or sell shares. A copy of the Bunched Trade Guidelines is attached as Exhibit H.

      C. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Client without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

      (1)   any  direct  or  indirect   Beneficial   Ownership  of  any  Covered
            Securities of such issuer;

      (2) any contemplated transaction by such Access Person in such Covered Securities;

      (3) any position with the issuer of the Covered Securities or its affiliates; and

      (4) any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

      D. Initial Public Offerings ("IPOs"). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Fund or any other Client); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the Fund (who have no personal interest in the issuer involved in the IPO) and the applicable Portfolio Managers for any applicable Client account, that no Client account has a foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section VIII.

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

      E. Limited Offerings. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the applicable Compliance Officer of the Adviser, which Compliance
            Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Fund or any other Client); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the Fund (who have no personal interest in the issuer involved in the IPO) and the applicable Portfolio Managers for any applicable Client account, that no Client account has a foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in
            Section VIII.

      F. Acceptance of Gifts. Investment Personnel may not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of the Trust, the Fund or the Adviser, unless pre-approved by the Compliance Officer.

      G. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

      H. Short Term Trades. No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the purchase and sale was authorized by the Compliance Officer.

      I. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

            (1) purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;

            (2) purchases that are part of an automatic dividend reinvestment plan;

            (3) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

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

            (4) any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate for an Access Person's account, if:

                  (a) the Access Person has no prior knowledge of activity in such security by any Client, or the Access Person does not direct the trade; and

                  (b) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets); and

            (5) any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Client.

      J.    Case-by-Case Exemptions

            Because no written policy can provide for every possible contingency, the Compliance Officer may, in his or her sole discretion, grant exemptions from the restrictions on trading set forth in this Section IV in response to prior written requests on a case-by-case basis. Exceptions will only be granted in those cases in which the Compliance Officer determines that granting the request for the proposed transaction does not create a conflict of interest or violate the principles of this Code of Ethics. The Compliance Officer shall maintain a written record of any case-by-case exemption so granted.

      K. Except for purchases and sales orders for shares of the Fund, all purchases and sales orders for Covered Securities and Non-Covered Securities by Access Persons and Adviser employees must be submitted through the Adviser's trading desk.

V.    PROCEDURES

      A. Reporting. In order to provide the Adviser with information to enable it to determine with reasonable assurance whether the provisions of Rule 204A-1 and Rule 17j-1 are being observed by its Access Persons, each Access Person of the Adviser shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in Section IV.H.(1) above:

            (1) Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Compliance Officer no later than 10 days after that person becomes an Access Person, the following information:

                  (a) the title, number of shares and principal amount of each Covered Security and Century Mutual Fund in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

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

                  (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (c)   the date that the  report  is  submitted  by the  Access
                        Person.

                        The information in the Initial Holdings Report must be current as of a date within 45 days before the date the report is submitted.

            (2) Quarterly Reports. Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 30 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Advisers Act, or information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 30 days after the end of each calendar quarter and/or information contained in the Adviser's records. The forms shall contain the following information:

                  (a) with respect to any transaction during the quarter in a Covered Security or Century Mutual Fund in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit B (or similar form):

                        (i) the date of the transaction,  the title title of the
                            securities (symbol or CUSIP), the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                        (ii)the nature of the transaction (i.e.,  purchase, sale
                            or any other type of acquisition or disposition);

                        (iii) the  price  of  the  Covered  Security  or Century
                            Mutual Fund at which the transaction was effected;

                        (iv)the name of the broker, dealer, or bank with or
                            through whom the transaction was effected;

                        (v) the date that the report is submitted by the  Access
                            Person; and

                  (b) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

                        (i) the name of the  broker,  dealer  or bank  with whom
                            the Access Person established the account;

                        (ii) the date the account was established; and

                        (iii)the  date  the report is  submitted by  the  Access
                             Person.


            (3) Annual Reports. Every Access Person must annually report the Compliance Officer on the form provided in Exhibit D (or similar form), no later than 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                  (a) the title, number of shares and principal amount of each Covered Security or Century Mutual Fund in which the Access Person had any direct or indirect Beneficial Ownership;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including Covered Securities or Century Mutual Funds, are held for the direct or indirect benefit of the Access Person; and

                  (c)   the  date  that  the report  is  submitted by the Access
                        Person.

      B. Duplicate Copies. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access
            Person:

            (1) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account; and

            (2)   copies of periodic statements with respect to the account;

            provided, however, that such duplicate copies need not be filed for transactions involving Non-Covered Securities.

            A Form of Brokerage Letter is attached to this Code of Ethics as Exhibit E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each brokerage maintaining an account on behalf of the Access Person.

            These requirements in this Section V.B. may be waived by the Compliance Officer in certain situations when the Compliance Officer determines that duplicate copies are unnecessary.

      C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each Access Person of the Adviser who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto as Exhibit F (or similar form) from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

      D. Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VI.   REVIEW AND ENFORCEMENT

      A.    Review.

            (1)   The  Compliance  Officer (or his or her  delegate)  shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics.

            (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

            (3) Notwithstanding (1) and (2) above, the Adviser's President (or his or her delegate) shall review reports and trading activity of the Compliance Officer under the terms of this Code of Ethics.

      B.    Enforcement.

            (1) If any violation of this Code of Ethics is determined to have occurred, the Adviser's President (or the Board of Directors of the Adviser, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the President (or Board of Directors of the Adviser) shall determine is appropriate.

            (2) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken to the President and the Board of Directors of the Adviser and, if it involves the Trust or Fund, to either the Trust's Review Officer or the Chairman of the Trust's Board of Trustees.

            (3) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

      C. Reporting to the Trust's Review Officer. At least quarterly, the Compliance Officer (or his or her delegate) shall furnish the Trust's Review Officer with a report with respect to any violations of this Code of Ethics or the Trust's Code of Ethics involving the Trust or Fund, any procedures or sanctions imposed in response to the violations and such other information as may be requested by the Trust's Review Officer.

      D. Reporting to Board. At least annually, the Adviser shall furnish to the Trust's Board of Trustees a written report that:

            (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Trust's Board of Trustees relating to the Trust or the Fund, including, but not limited to, information about any violations of the Code of Ethics or procedures and sanctions imposed in response to the violations; and

            (2) Certifies in the form provided in Exhibit G (or a similar form) that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.  INSIDER TRADING POLICIES

      The purpose of the policies and procedures in this Section VII (the "Insider Trading Policies") is to detect and prevent "insider trading" by any person associated with the Adviser. The term "insider trading" is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

      A.    General Policy

            (1)   Prohibited Activities

                  All officers, directors and employees of the Adviser, including contract, temporary, or part-time personnel, or any other person associated with the Adviser, are prohibited from the following activities:

                  (a) trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or
                  (b) communicating material, non-public information about the issuer of any securities to any other person.

                  The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

            (2)   Reporting of Material, Non-Public Information

                  All officers, interested directors and employees who possess or believe that they may possess material, non-public information about any issuer of securities must report the matter immediately to the Compliance Officer. The Compliance Officer will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

      B. Material Information, Non-Public Information, Insider Trading and Insiders

            (1)   Material   Information.   "Material   information"   generally
                  includes:

                  o any information that a reasonable investor would likely consider important in making his or her investment decision; or

                  o     any  information  that is  reasonably  certain to have a
                        substantial   effect  on  the   price  of  a   company's
                        securities.

            Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

            (2) Non-Public Information. Information is "non-public" until it has been effectively communicated to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

            (3) Insider Trading. While the law concerning "insider trading" is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

            (4) Insiders. The concept of "insider" is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company's affairs and as a result has access to information solely for the company's purposes. Any person associated with the Adviser may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

      C.    Penalties for Insider Trading

            The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

            o     civil injunctions

            o     jail sentences

            o revocation of applicable securities-related registrations and licenses

            o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

            o fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

            In addition, management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

VIII. RECORDS

      The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Trust's Board of Trustees.

      A. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

      B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by the Adviser for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

      D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

      E. A copy of each report under Section V.C of this Code of Ethics to the Trust's Board of Trustees shall be preserved by the Adviser for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

      F. The Adviser shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section IV.C and D of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

      G. The Advisor shall distribute copies of this Code of Ethics, and any material amendments thereto, to all of its officers, directors and employees, and shall obtain from such persons a written certification of receipt and review of such Code of Ethics or material amendment using the form attached as Exhibit A-6. A copy of such certifications shall be maintained for five years from the date of the certification.

      H.    Any other  information  as may be  required  by Rule  204A-1 or Rule
            17j-1(f).

IX.   CONFIDENTIALITY

      All reports of securities transactions and any other information filed with the Adviser pursuant to this Code of Ethics, shall be treated as confidential, except that the same may be disclosed to the Adviser's officers, Board of Directors, and legal counsel, to employees of the Adviser on an as needed basis as determined by the Compliance Officer or the Adviser's President, to the Trust's Board of Trustees and legal counsel, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

X.    AMENDMENT

      The Board of Directors of the Adviser may from time to time amend this Code of Ethics, and/or adopt such interpretations of this Code of Ethics as it deems appropriate provided, however, the Trust's Board of Trustees, including a majority of the Disinterested Trustees (as defined in the Trust's Code of Ethics) must approve any material change to this Code of Ethics within six (6) months after adoption of the material change to this Code of Ethics.

                                    EXHIBIT A
                                    ---------

                     CENTURY MANAGEMENT AND CM FUND ADVISERS

                             INITIAL HOLDINGS REPORT


To the Compliance Officer:

         As of the below date, I held positions in the securities listed below (including, without limitation, securities listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

--------------------------------------------------------------------------------
                                                             BROKER/DEALER OR
                             NO. OF       PRINCIPAL            BANK WHERE
SECURITY OR ACCOUNT NAME*    SHARES        AMOUNT             ACCOUNT IS HELD
-------------------------    -----        ---------          ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


* All accounts must be listed (including Non-Covered Securities).

         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:                                  Signature:
     ---------------------                       -------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT B
                                    ---------

                     CENTURY MANAGEMENT AND CM FUND ADVISERS


                          SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended: ________________________
                                  (mo./day/yr.)

To the Compliance Officer:

            During the quarter referred to above, the transactions listed below (including, without limitation, securities listed on the sheets attached hereto) were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

                                                                                           BROKER/
                                                                                          DEALER OR
                                                                      NATURE OF             BANK
  SECURITY                                             PRINCIPAL    TRANSACTION           THROUGH
(INCLUDING INTEREST AND       DATE OF      NO. OF      AMOUNT OF     (PURCHASE,             WHOM
 MATURITY DATE, IF ANY)     TRANSACTION    SHARES     TRANSACTION   SALE, OTHER)   PRICE  EFFECTED
-----------------------     -----------    ------     -----------   ------------   -----  --------


-----------------------     -----------    ------     -----------   ------------   -----  --------




         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:                                  Signature:
     ---------------------                       -------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT C
                                    ---------

                     CENTURY MANAGEMENT AND CM FUND ADVISERS

                          ACCOUNT ESTABLISHMENT REPORT


For the Calendar Quarter Ended: ______________________
                                    (mo./day/yr.)

To the Compliance Officer:

      During the quarter referred to above, the accounts listed below (including, without limitation, accounts listed on the sheets attached hereto) were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the Code of Ethics:



--------------------------------------------------------------------------------
                  BROKER/DEALER OR
                     BANK WHERE                    DATE
                    ACCOUNT WAS                 ACCOUNT WAS
                    ESTABLISHED                 ESTABLISHED
                    -----------                 -----------



Date:                                  Signature:
     ---------------------                       -------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT D
                                    ---------

                     CENTURY MANAGEMENT AND CM FUND ADVISERS

                             ANNUAL HOLDINGS REPORT



To the Compliance Officer:

      As of December 31, ______, I held the securities positions listed below (including, without limitation, securities positions listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

--------------------------------------------------------------------------------
 ACCOUNT NAME OR SECURITY                               BROKER/DEALER OR
         CUSIP)*               SHARES        AMOUNT     ACCOUNT IS HELD
         -------               ------        ------     ---------------





* All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities and Century Mutual Funds in all accounts.

      This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

      By signing below I certify that all of my personal securities trading activity and personal securities trading reports during the calendar year ended December 31, ______ were in compliance with the Code of Ethics


Date:                                  Signature:
     ---------------------                       -------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT E
                                    ---------
                            FORM OF BROKERAGE LETTER

[Date] [Broker Name]
[Address]

RE:      ACCOUNT NO. __________________________ ACCOUNT NAME ___________________
Dear [Name]
As of [Date], please send to [ ], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account. Please mail the confirmations and account statements to:

                           [  ]
                           [  ]
                           [  ]
                           Attention: Compliance Officer

Thank you for your prompt attention to this matter.
Sincerely,


[Name]
cc: Compliance Officer

                                    EXHIBIT F
                                    ---------



                        ANNUAL CERTIFICATE OF COMPLIANCE

                            ADVISER'S CODE OF ETHICS
                   FOR CENTURY MANAGEMENT AND CM FUND ADVISERS


-------------------------
Name (please print)

      This is to certify that the attached Code of Ethics was distributed to me on __________, 200_. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with Van Den Berg Management, Inc. d/b/a Century Management and CM Fund Advisers, and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

      I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.




-------------------------------------
Signature




-------------------------------------
Print Name

-------------------------------------
Date

                                    EXHIBIT G
                                    ---------

                             ANNUAL CERTIFICATION OF
                     CENTURY MANAGEMENT AND CM FUND ADVISERS


      The undersigned hereby certifies on behalf of Van Den Berg Management, Inc. d/b/a Century Management and CM Fund Advisers (the "Adviser") to the Board of Trustees of CM Advisers Family of Funds pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.D.(2) of the Adviser's Code of Ethics, that the Adviser has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.


Date:                                  Signature:
     ---------------------                       -------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT H
                                    ---------

                       CENTURY MANAGEMENT/CM FUND ADVISERS

                  GUIDELINES AND PROCEDURES WITH REGARD TO THE
                       BUNCHING OF SECURITIES TRANSACTIONS

1. Overview. Van Den Berg Management, Inc. dba Century Management and CM Fund Advisers (the "Adviser") may seek to aggregate trades in the same security being made at the same time for multiple client accounts, including a series of the CM Advisers Family of Funds (the "Trust") (hereinafter referred to as "bunching"). The Adviser selects brokers for bunched trades in accordance with its obligation to obtain best execution for client accounts, which is a combination of price, quality and other factors.

2. Aggregation of Orders. The Adviser may seek to aggregate open orders in the same direction (e.g., buy or sell) in the same security during each trading day. Orders that have not been fully executed at the end of the day will be closed, and new orders must be placed by portfolio managers on the next trading day if they wish to fill the unexecuted portion of the order.

      Note: In some cases, client accounts may be excluded from bunched trades due to legal or regulatory concerns, or client restrictions. For example, an ERISA account may, due to prohibited transactions concerns, be prohibited from trading through a broker-dealer through which the Adviser conducts a bunched trade for other accounts.

3. Allocation Statement. Accounts participating on a ticket for a bunched order will be recorded on an "Allocation Statement." Average pricing is used for all accounts participating on an aggregated ticket. Brokerage commissions will be determined based on the broker's policy for bunched trades. Accordingly, different accounts may pay different commission rates based either on the size of an account's position, the minimum ticket charges applied by the broker, or both.

4. Timing of Allocation. The Adviser will allocate executed orders at the end of each trading day among all of the accounts participating in the aggregated order.

5. Unfilled Orders. The Adviser's policy for unfilled orders is to allocate purchased or sold shares to accounts based on need. Accordingly, in preparing each Allocation Statement, the Adviser will:

      (a) Rank all accounts participating in the bunched order ("Participating Accounts") based on the Participating Accounts' overall equity exposure percentage (the "Equity Exposure Rankings"); and

      (b) Rank all Participating Accounts based on their exposure percentage for the particular security being purchased or sold (the "Security Exposure Rankings").

      If an order is not completely filled in one trading day, the Adviser will allocate the executed portion of the aggregated order using one of the following methods:

            (i) In accordance with Equity Exposure Rankings (for purchases, Participating Accounts with the lowest equity percentage would receive shares first and for sales, Participating Accounts with the highest equity percentage would sell shares first);

            (ii) In accordance with Security Exposure Rankings (for purchases, Participating Accounts with the lowest percentage position in the subject security would receive shares first and for sales, Participating Accounts with the highest percentage position in the subject security would sell shares first); or

            (iii) On a pro-rata basis among all Participating Accounts, based on the relative dollar values of their orders.

      The Adviser's trader will determine which of the foregoing methods to use for a particular unfilled trade by reviewing Participating Account needs based on relative Equity and Security Exposure Rankings. Notwithstanding the foregoing, if any Access Person's (as such term is defined in the Adviser's Code of Ethics) account participates in a bunched trade that is only partially filled, the Access Person's account will be the last to receive shares or sell shares.

      Exceptions. Exceptions to this allocation policy may be made from time to time by the Adviser. For example, in cases where only a small portion of the total order is obtained on a given trading day, an exception may be made if the small amounts of securities an account would receive under the selected allocation method would not make a meaningful contribution to any account's portfolio structure or diversification. In addition, the Adviser may, in the trader's discretion, decide to allocate partial fills to Participating Accounts by highest or lowest cost of their existing positions in the subject security, or by the order of last date or last price received by Participating Accounts in the subject security.

6. Initial Public Offerings (IPOs). The Adviser may allocate IPO shares to eligible accounts that have an investment objective and strategy that is consistent with purchase of the issue. Allocation of IPO shares received will be on a pro-rata basis, based on the size of the accounts participating in the bunched order, or such other method determined by the Adviser to be fair to eligible accounts over time. When the small amounts of securities that would result from the determined allocation methodology would not make a meaningful contribution to the account's portfolio structure or diversification, such securities may be (in the Adviser's discretion) allocated on a rotating or other basis determined by the Adviser to be fair to eligible accounts over time.

7. Procedures.

      a.    The Adviser shall disclose its aggregation policy in its Form ADV;

      b. To the extent that the policies and procedures set forth herein involve the Trust, the policies and procedures set forth herein will be subject to the approval of the Trust's Board of Trustees;

      c. The Adviser and its investment personnel will effect aggregated transactions only when it or they believe that to do so is:

            (i) in the best interest of the series of the Trust and the other advisory accounts;

            (ii) consistent with the duty of the Adviser to seek best execution (which includes best price); and

            (iii) consistent  with  the  terms  of  the  investment   management
                  agreement for each investment account.

      d. The net unit price of securities purchased or sold in an aggregated order shall be at the average share price for all transactions of the accounts in that security on a given business day, with all transaction costs shared on a pro-rata basis;

      e. A ticket will be prepared detailing the pre-allocation and the executed trade arrangement. The books and records of the Adviser will separately reflect, for each investment account for which orders are bunched, the securities held by, bought or sold for that account.

      f. If an order is filled in its entirety, it will be allocated among clients in accordance with the Allocation Statement;

      g. If the order is not filled in its entirety, it will be aggregated in accordance with the policy and procedure described in Section 5 above. If the bunched order included a series of the Trust, the Adviser shall report any material exception(s) to the allocation policy and procedure to the Board;

      h.    All trades will be allocated by the end of the trading day;

      i. The Adviser will receive no additional compensation for providing allocation of trade services;

      j.    Individual advice will always be given to each advisory client; and

      k. The Board will review the above policies and procedures as it deems necessary.